UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

                                                                                                                                                              Nevada                                              000-51632                                         41-1200215
                                                                                                                                                           (State or other jurisdiction                 (Commission File Number)               (I.R.S. Employer Identification No.)
                                                                                                                                                         of incorporation or organization)

                                                                                                                                                             10895 Excelsior Blvd., Ste. 203
                                                                                                                                                                     Hopkins, MN                                                                                                     55343
                                                                                                                                                                  (Address of principal executive                                                                                 (Zip Code)
                                                                                                                                                                    offices)

Registrant’s telephone number, including area code: (952) 938-2481

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR
240. 14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item l.01. Entry into a Material Definitive Agreement

      On May 22, 2009 the Board of Directors of the registrant approved a strategic agreement which was entered into between Viper Motorcycle Company (“Viper”), a wholly-owned subsidiary of the registrant, and Ilmor Engineering, Inc. (“Ilmor”), known as the Product Assembly and Interim Development Agreement (“the Ilmor Contract”). Ilmor has been engaged for over 20 years in the design, engineering and manufacture of high-performance engines, and its extensive precision engineering and manufacturing facilities are located in suburban Detroit, Michigan.

     Ilmor has designed and manufactured high-performance racing engines for automotive, marine and other motorsports racing clients as well as non-racing engines for upscale products such as the Dodge Viper sportscar.  Ilmor has produced many different sizes and configurations of engines for varied motorsports racing, all being precision engineered to high standards utilizing the latest manufacturing technologies.  Ilmor engines have achieved success in racing for many years, being involved in many victories and championships in road and track racing including Indy, NASCAR, Formula 1, Mopar Midget, Kart, and Baha desert off-road events, as well as in leading marine racing venues.

    The Ilmor Contract includes both a joint development program segment and a product assembly segment, and its term is for one year. The development segment provides for Ilmor to perform development and testing activities with Viper engines, including evaluation of Viper engine components and their vendors to improve engine quality and performance and reduce engine production costs. Representatives of Ilmor and Viper will meet regularly to discuss and consider the ongoing development program including proposed modifications to Viper engines.  Ilmor will be paid by for these development program services on a time and material basis as specified in the Ilmor Contract.

    The primary intention of Ilmor and Viper under this development program is to lead to and generate a separate future definitive Engine Supply Agreement between them. Assuming such an additional agreement is accomplished; Ilmor would assume complete responsibility for all further design and development, component manufacturing, assembly, dealer training and warranty services for Viper engines.

    The product assembly segment of the Ilmor Contract provides for Ilmor, as an independent contractor, to assemble all Viper engines pursuant to a rolling 12-month forecast from Viper stating the number of engines to be assembled each month. Ilmor will only assemble engine kits from Viper that contain all components for a complete engine, and Ilmor is not required to inventory any parts or components for Viper engines. Assembly of Viper engines is conducted in accordance with detailed specifications from Viper, and any changes must be agreed to by both parties. All Viper engines must be thoroughly tested by Ilmor after assembly, including being subjected to “hot testing” to verify quality and operational performance. Ilmor is paid a set assembly fee per engine plus costs for parts or services beyond basic assembly and testing. Viper has 30 days to pay Ilmor after being invoiced for assembled and shipped Viper engines.

    All Viper engines assembled under the initial Ilmor Contract shall be branded only with Viper trademarks or tradenames. It is the intention of both Viper and Ilmor, however, that Viper engines manufactured under the proposed future Engine Supply Agreement will bear an Ilmor brand such as “Powered by Ilmor.” The Ilmor Contract also provides that Viper shall own exclusively all title and interest in and to any intellectual property associated with Viper engines.

    The terms and joint intent of the Ilmor contract were negotiated over a long period of more than a year.  Viper believes that it is very fortunate to have achieved its engine assembly and other relationships with Ilmor, since Ilmor is widely recognized as one of the most successful race-engine design and manufacturers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports Inc.

  Dated: May 22, 2009                                                                                       By: /s/ John Silseth
        ____________

       John Silseth, Chief Executive Officer

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